Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to Form S-1 (No. 333-249556) pertaining to the CuriosityStream Inc. 2020 Omnibus Incentive Plan,
2.Post-Effective Amendment No. 4 to Registration Statement on Form S-3 to Form S-1 (No. 333-249556) of CuriosityStream Inc.,
3.Post-Effective Amendment No. 3 to Registration Statement on Form S-3 to Form S-1 (No. 333-250822) of CuriosityStream Inc.,
4.Registration Statement on Form S-3 (No. 333-264151) of CuriosityStream Inc., and
5.Registration Statement on Form S-3 (No. 333-264152) of CuriosityStream Inc.

of our report dated March 25, 2024, with respect to the consolidated financial statements of CuriosityStream Inc. as of and for the year ended December 31, 2023, included in this Annual Report (Form 10-K) of CuriosityStream Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Baltimore, Maryland
March 25, 2025